ROBERT L. B. DIENER

Attorney at Law

122 Ocean Park Blvd.  Suite 307

Santa Monica, CA 90405

(310) 396-1691  Fax: (310) 396-8608

r.diener@gte.net

Thursday, June 28, 2007

The Board of Directors

250 West 57th Street, Suite 917

New York, NY 10107

Re:

Opinion letter dated June 28, 2007, regarding shares of common stock of

Gateway Certifications, Inc., a Nevada corporation (the "Company")

Ladies and Gentlemen:

I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above referenced opinion and as having represented the Company in connection with such Registration Statement.

 Sincerely yours,

/s/ Robert L. B. Diener

_____________________________

Robert L. B. Diener